UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

CROSS BORDER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52738	98-0555508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

22610 US Highway 281 N., Suite 218, San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 226-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cross Border Resources, Inc. (the “Company”) appointed Earl Sebring as its Interim President, effective as of June 1, 2012. The Company will pay Mr. Sebring an annual salary of $200,000. Attached as Exhibit 99.1 is the press release issued by the Company announcing Mr. Sebring’s appointment.

Mr. Sebring, 63 years old, is an exploration geologist with 35 years of experience. Since August 2000, Mr. Sebring has been the owner and President of Sebring Exploration Texas, Inc., an independent exploration company. In 1982, Mr. Sebring became an exploration geologist for Wagner and Brown, eventually becoming Exploration Manager. As Exploration Manager, Mr. Sebring was responsible for handling all foreign and domestic exploration and production efforts. This included directing exploration efforts, staffing those efforts as required, and securing outside industry funding. Mr. Sebring began his career at City Service Oil Company in 1976 where his responsibilities included ascertaining petroleum commercial prospectivity in frontier basins around the world through the use of core, log, geochemical, and out crop data. Mr. Sebring has been involved in drilling, managing, consulting or investing in locations such as the Permian Basin, Gulf Coast, Oklahoma, Southern France, Southern United Kingdom, Argentina, Columbia, Kodiak Shelf of Alaska, Philippines, Southern Australia, Louisiana, New Mexico, Oklahoma and Athabasca Tar Sands.

Mr. Sebring graduated from the University of Texas in 1976, where he received a Bachelor’s Degree in Geology.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Board of Directors unanimously adopted amendments to the Company’s Bylaws deleting Article XIII – Acquisition of a Controlling Interest (“Article XIII”) and amending Article III, Section 13, effective as of June 1, 2012.

Article XIII, which has been deleted in its entirety, generally provided that any person or associated group of persons who acquired a controlling interest (excluding shares issuable upon exercise of any derivative securities of the Company that had not been exercised at that time) obtained only such voting rights with respect to any shares of the Company’s common stock, par value $.001 per share (“Common Stock”) such person(s) acquired after acquiring a controlling interest and any shares of Common Stock acquired within 90 days immediately preceding the date when such person(s) acquired a controlling interest as are conferred by a resolution of the stockholders of the Company approved by the holders of a majority of the voting power of the Company, excluding shares of the acquirer and any person that had agreed to act in concert with the acquirer with respect to the Common Stock of the Company.

Article III, Section 13 previously denied stockholders the right to act by written consent in lieu of a special or annual meeting. As amended, Article III, Section 13 allows the Company’s stockholders to take any action permitted to be taken at a meeting of stockholders to be taken without a meeting by written consent of a majority of stockholders (or other proportion of stockholders as necessary). The foregoing description of Article III, Section 13, as amended, is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No. 3 to Bylaws.

99.1	Press release dated June 1, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012

CROSS BORDER RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chairman of the Board

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